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                                                                    EXHIBIT 10.9


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                           FASHION ACCESSORIES PROGRAM

                       ADVERTISING AND PROMOTION AGREEMENT



         This Advertising and Promotion Agreement (this "Agreement") is entered into as of August 11, 1999 (the "Effective Date") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and Ashford.com, Inc., a Delaware corporation with offices at 3800 Buffalo Speedway, Suite 400, Houston, Texas 77098 ("Ashford").


         In consideration of the mutual promises contained in this Agreement, Yahoo and Ashford hereby agree as follows:

1.        DEFINITIONS.

         The following terms are used in this Agreement with the respective meanings set forth below:

         "Ashford Banner" shall mean the advertising promotions Ashford provides to Yahoo hereunder and reasonably approved by Yahoo that: (a) promotes the on-line sale of Fashion Accessories Products, (b) has dimensions no larger than 468 pixels wide by 60 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) has a file size of no greater than 12K, and (f) will permit users to navigate directly to a Page on the Ashford Site relating to the Ashford Banner content. Yahoo may modify these specifications (except clause (f)) at its reasonable discretion, provided that any such modification does not have a material adverse impact on the value of the Ashford Banner, as would be reasonably determined by a similarly situated independent third party merchant.

         "Ashford Banner Category Pages" shall mean those Pages within the Ashford Banner Categories identified on Exhibit A.

         "Ashford Banner Keywords" shall mean those keywords identified as such on Exhibit A; provided that, Yahoo may substitute any such keyword for a comparable keyword in its reasonable discretion with consent from Ashford, which shall not be unreasonably withheld or delayed.

         "Ashford Banner Pages" shall mean the Ashford Banner Category Pages and Ashford Banner Search Results Pages.

         "Ashford Banner Search Results Pages" shall mean those Pages displayed upon a user's searching the Yahoo Main Site for an Ashford Banner Keyword.

         "Ashford Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Ashford that are used in or relate to its business.

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         "Ashford Button" shall mean a link substantially similar in form as that set forth on Exhibit B that: (a) contains an Ashford logo and has dimensions no larger than 88 pixels wide by 31 pixels high, (b) does not contain animation, (c) has a file size of no greater than 2K, (d) contains alt text of no more than ten (10) characters (including spaces), (e) and will permit users to navigate directly to a Page on the Ashford Site reasonably relating to the Page on which such Ashford Button appears. Yahoo may modify these specifications (except clause (e)) at its reasonable discretion, provided that any such modification does not have a material adverse impact on the value of the Ashford Button, as would be reasonably determined by a similarly situated independent third party merchant.

         "Ashford Button Category Pages" shall mean those Pages within the Ashford Button Categories identified on Exhibit A.

         "Ashford Button Keywords" shall mean those keywords identified as such on Exhibit A; provided that, Yahoo may substitute any such keyword for a comparable keyword in its reasonable discretion with consent from Ashford, which shall not be unreasonably withheld or delayed.

         "Ashford Button Pages" shall mean the Ashford Button Category Pages and Ashford Button Search Results Pages.

         "Ashford Button Pages Area" shall mean the area on the Ashford Button Pages on which the Ashford Button appears (together with other merchant or Yahoo buttons).

         "Ashford Button Search Results Pages" shall mean those Pages displayed upon a user's searching the Yahoo Main Site for an Ashford Button Keyword

         "Ashford Competitors" shall mean those merchants listed on Exhibit G; provided that, any such entity shall not be considered to be an Ashford Competitor to the extent it [*]. The parties agree that during the Term, Ashford may [*] (an "Ashford Competitor Update Request"). Notwithstanding the forgoing, if Yahoo has already entered into a contractual relationship with any such third party prior to its receipt of an Ashford Competitor Update Request, such third party will not be added to such list [*].

         "Ashford E-Mail" shall mean an e-mail message promoting Fashion Accessories Products that: (a) is a single HTML mail message; (b) contains an image in JPEG or GIF format under 5K in file size; (c) has a total page weight of no more than 30K, (d) contains no animation longer than 6 seconds (with no "looping") (e) contains no Java, JavaScript, frames, ActiveX, dynamic HTML, background body image or background color, (f) contains up to four lines of text as provided by Ashford and reasonably approved by Yahoo, with no more than 40 characters (including spaces) on each line. Yahoo may modify these specifications at its reasonable discretion, provided that any such modification does not have a material adverse impact on the value of the Ashford E-Mail, as would be reasonably determined by a similarly situated independent third party merchant.

         "Ashford Front Page Promotion" shall mean a promotion substantially similar in form as that set forth on Exhibit B which will appear on the home page of the Yahoo Main Site, that will in all cases comply with Yahoo's current front-page promotion guidelines attached as Exhibit D, which may be modified by Yahoo at its sole discretion; provided that, in the event that any such


         Certain confidential information on this page has been omitted and
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modification has a material adverse impact on the value of the Ashford Front
Page Promotion as would be reasonably determined by a similarly situated independent third-party merchant, Ashford shall be permitted to substitute any undelivered Ashford Front Page Promotion inventory for alternative promotions in the Yahoo Main Site mutually agreed upon by the parties ("Substitue Front Page Inventory"). Any substitutions shall be made based on the ratio of Yahoo's then-current ratecard prices for the Substitute Front Page Inventory and the then current value of the Ashford Front Page Promotion inventory to be substituted (i.e., if at the time of substitution, the Substitute Front Page Inventory is valued at a [*] cpm on Yahoo's then current ratecard, and the then current value of the Ashford Front Page Promotion in the then current rate card is [*], then Ashford shall get [*] the number of remaining impressions of the Ashford Front Page Promotions when converted to the new inventory).

         "Ashford Link" shall mean any link placed by Yahoo under this Agreement, including, without limitation, the Ashford Banner, Ashford Button, and Ashford E-Mail.

         "Ashford Site" shall mean the web site owned by Ashford currently located at http://www.ashford.com.

         "Fashion Accessories Merchant" shall mean any company or other entity that derives fifty percent (50%) or more of its revenue through the on-line sale of Fashion Accessories Products.

         "Fashion Accessories Merchant Program" shall mean Yahoo's program consisting of certain marketing, advertising and promotional activities with Fashion Accessories Merchants.

         "Fashion Accessories Products" shall mean jewelry, certain leather goods (e.g., handbags and wallets), pens, eyewear and similar fashion accessories (e.g., watches).

         "February 1999 Agreement" shall mean that Advertising and Promotion Agreement, between Ashford and Yahoo, dated February 26, 1999.

         "Launch Date" shall mean the date of first public availability of the Ashford Links on the Yahoo Properties.

         "Merchant Button" shall mean a link to a third party merchant's World Wide Web site that substantially conforms to the specifications of Yahoo's then current merchant promotional buttons.

         "Page" means any World Wide Web page (or, for online media other than Web sites, the equivalent unit of the relevant protocol).

         "Page View" shall mean a user's request for a Page as measured by Yahoo's advertising reporting system.

         "Term" shall mean the period beginning on the Effective Date and continuing for a period of twelve (12) months following the Launch Date.

         "Treasure Hunt Click-Throughs" shall mean a user's "pressing" or "clicking" on a Treasure Hunt Promotion "Win It" icon, as measured by Yahoo's advertiser reporting system.

         "Treasure Hunt Promotion" shall mean a multi-sponsor promotion on the Yahoo Properties, conforming to the specifications set forth in Exhibit E (which may be modified at

         Certain confidential information on this page has been omitted and
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Yahoo's reasonable discretion, provided that any such modification does not have a material adverse impact on the value of the Treasure Hunt Promotion), in which users view sponsors' pages and answer demographic questions in exchange for entries towards a drawing for prizes.

         "Yahoo Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to its business.

         "Yahoo Main Site" shall mean Yahoo's principal U.S. based directory to the World Wide Web currently located at http://www.yahoo.com.

         "Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, that are developed in whole or in part by Yahoo or its affiliates.

         "Yahoo Sports" shall mean Yahoo's sports related property currently located at http://sports.yahoo.com.


ASHFORD BANNER, FRONT PAGE PROMOTION  AND SPORTS PROMOTION.

         2.1 During the Term, Yahoo shall provide the Ashford Banner, on a rotating basis until its Page View obligations under Section 7 are met, on the Ashford Banner Pages. Yahoo agrees to use commercially reasonable efforts to ensure that the Ashford Banners are served on the Ashford Banner Pages during each month of the Term, unless otherwise mutually agreed upon by the parties.

         2.2 During the Term, Yahoo shall provide the Ashford Front Page Promotion, on a rotating basis until its Page View obligations under Section 7 are met, on the home page of the Yahoo Main Site. Yahoo agrees to use commercially reasonable efforts to ensure that the Ashford Front Page Promotions are served on the home page of the Yahoo Main Site on the dates specified on Exhibit A or, subject to availability, other dates mutually agreed upon by the parties.

         2.3 During the Term, Yahoo shall provide Ashford with an advertising promotion valued at [*], calculated at a [*] discount off of Yahoo's then current standard rate card prices, in Yahoo Sports. The form of such advertisement shall be mutually agreed upon by the parties but consistent with applicable standard forms of advertising appearing in Yahoo Sports.


ASHFORD BUTTONS.

         3.1 Yahoo shall provide the Ashford Button on the Ashford Button Pages throughout the Term. The Ashford Button's placement on the Ashford Button Pages shall rotate equally with any other buttons appearing in the Ashford Button Pages Area (consistent with the limited exclusivity provision of Section 6.1). Yahoo shall provide up to three (3) text links to accompany the Ashford Button on the Ashford Button Pages. In no case shall any Ashford Button text


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              link exceed sixteen (16) characters (including spaces). Further, each Ashford Button text link shall promote Fashion Accessories Products and permit users to navigate via a link directly to a Page on the Ashford Site relating to the Fashion Accessories Products relevant to the Ashford Button Page on which such text link appears.


ASHFORD E-MAILS AND TREASURE HUNT PROMOTION.

         4.1 Yahoo shall deliver (i) [*] Ashford E-Mails to unique registered users of its U.S. based email service through the Yahoo! Delivers program (the "Yahoo Delivers Program"); and (ii) [*] Ashford E-Mails to unique registered users of its U.S. based email service through the Yahoo! Welcome and/or Birthday Club program (the "Yahoo Welcome Program"). In addition, Yahoo shall deliver [*] Treasure Hunt Click-Throughs. In all cases, Ashford E-Mails shall be delivered only (x) to those registered users of Yahoo's U.S. based e-mail service that have indicated during the registration process for such service a willingness to receive promotional solicitations via Yahoo Mail; and (y) in accordance with Yahoo's privacy policy. The text of the Ashford E-Mail and materials necessary for Ashford's participation in the aforementioned programs shall be provided by Ashford and shall be subject to Yahoo's reasonable approval and consistent with Yahoo's generally applicable policies and guidelines for such messages and programs. Yahoo shall use commercially reasonable efforts to target the Ashford E-Mails delivery to its users based on gender and age characteristics mutually agreed upon by the parties.


IMPLEMENTATION.

         5.1 Yahoo will be solely responsible for the user interface and placement of the Ashford Links and Ashford shall be solely responsible for and shall provide Yahoo with all artwork and design elements of the Ashford Links.

         5.2 Ashford shall promptly provide Yahoo all URLs, URL formats (as applicable), content, and other materials necessary for Yahoo to provide the Ashford Links. All content and material contained in the Ashford Links is subject to Yahoo's reasonable approval and must comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, consumer protection laws and rules and regulations governing product claims, truth in labeling, and false advertising.


         5.3 During the Term, Ashford hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the Ashford Brand Features (i) to indicate the location of the Ashford Links as set forth herein and (ii) in connection with the marketing and promotion of Ashford in the Yahoo Properties. In association with the forgoing license, Yahoo agrees to comply with the reasonable quality control guidelines provided by Ashford to Yahoo

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              from time to time. Yahoo agrees that all uses of the Ashford Brand
              Features shall be on behalf of Ashford and the goodwill associated therewith shall inure to the sole benefit of Ashford.


         5.4 In no event shall the first Page on the Ashford Site to which users click-through directly from any Ashford Link contain graphic or textual hyperlinks, banner advertisements or promotions of the following third parties: [*]. The parties agree that during the Term, Yahoo may request in writing that other third parties are added to the forgoing list (a "Section 5.4 Request"), provided that such party is primarily involved in providing users [*]. Notwithstanding the forgoing, if Ashford has already entered into a contractual relationship with any such third party prior to its receipt of a Section 5.4 Request, such third party will not be added to such list until the recited contractual obligations in conflict with the above provisions have been satisfied.

         5.5 Ashford shall place a Yahoo graphic link on the first Page of the Ashford Site to which users directly click-through from any Ashford Link. Such Yahoo graphic link shall be substantially similar in form as that set forth on Exhibit B, unless the parties mutually agree to an alternative placement; and (b) directly link the user back to a Page on the Yahoo Properties either to the page from which the user click-through from or to the Yahoo Main Site home page.

         5.6 During the Term, Yahoo hereby grants to Ashford a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo name and logo to indicate the location of the Yahoo graphic links as set forth herein. In association with the forgoing license, Ashford agrees to comply with the Trademark Usage Guidelines attached as Exhibit H. Ashford agrees that all uses of the Yahoos name and logo shall be on behalf Yahoo and the goodwill associated therewith shall inure to the sole benefit of Yahoo.

         5.7 The Ashford Site shall comply with the scale, speed and performance requirements mutually agreed upon by the parties, but in no event shall the scale, speed and performance of the Ashford Site be materially less capable in such regard to comparable similarly situated Yahoo merchants.


LIMITED EXCLUSIVITY; RIGHT OF FIRST PRESENTATION.

         6.1 Yahoo shall display no more than one (1) Merchant Button of any Ashford Competitor on the Ashford Button Pages. Further, in the event that Yahoo elects to display seven (7) or more Merchant Buttons on the Ashford Button Pages, Yahoo shall: (i) increase its total Page View obligation set forth in Section 7.1 from [*] Page Views to [*] Page Views; and (ii) increase the number of Page Views referenced in Section 7.2 relating to the Ashford Button from [*] to [*].

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         6.2  For clarity, Ashford acknowledges that the foregoing limited exclusivity provision of Section 6.1 shall not preclude Yahoo from, among other things: (i) promoting or placing banners, Merchant Buttons or any other advertising of any entity (including Ashford Competitors) on any Yahoo Property other than the Ashford Button Pages; (ii) subject to Section 6.1, promoting or placing banners, Merchant Buttons or any other advertising of any entity except Ashford Competitors on the Ashford Button Pages; or (iii) promoting or placing banners or any other advertising except Merchant Buttons of any entity (including Ashford Competitors) on the Ashford Button Pages, provided that if Yahoo incorporates a non-banner promotion which is larger than the Ashford Buttons on the Ashford Button Pages, Ashford shall have the right to and Yahoo will agree to exchange the relevant and affected Ashford Button Page Views with [*].

         6.3 Within thirty (30) days prior to the expiration of the Term, Yahoo will provide written notice to Ashford in the event that Yahoo, at its sole discretion, elects to extend the availability of the Fashion Accessories Merchant Program described in this Agreement. Yahoo shall describe Yahoo's reasonable business requirements for such Fashion Accessories Merchant Program in its written notice to Ashford. The parties will [*] with respect to such Fashion Accessories Merchant Program [*]. If Ashford declines [*] with Yahoo within ten (10) days after receiving such written notice from Yahoo, or if the parties fail to [*] within ten (10) business days following [*] (or such later date as is agreed by the parties), Yahoo may offer the opportunity to any third party. The parties acknowledge that the promotional opportunities and terms offered in any Fashion Accessories Merchant Program may differ substantially from those contained in this Agreement. Further, under no circumstances shall the foregoing right of presentation be deemed to restrict Yahoo's ability to extend merchant positions in any subsequent Fashion Accessories Merchant Program to any third parties, provided that Yahoo complies with the terms of this
              Section 6.3.

         6.4 Yahoo will provide written notice to Ashford in the event that Yahoo, at its sole discretion, elects to create, during the Term, a new promotional opportunity substantially similar in scope and nature to this Fashion Accessories Merchant Program on the Yahoo Main Site. Yahoo shall describe Yahoo's reasonable business requirements for the new promotional opportunity in its written notice to Ashford. If Ashford declines [*] with Yahoo within ten
              (10) days after receiving such written notice from Yahoo, or if the parties fail to [*] within ten (10) business days following [*] (or such later date as is agreed by the parties), Yahoo may offer the opportunity to any third party. For clarity, the parties acknowledge that advertising and promotional opportunities that are in the normal course of Yahoo's business including, but not limited to,

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              banner ads on category pages and keyword search results pages, shall not be considered new promotional opportunities for the purposes of this Section 6.4.

PAGE VIEWS.

         7.1 With respect to the Ashford Button, Ashford Banner, and Ashford Front Page Promotion, Yahoo shall deliver a minimum of [*] Page Views.

         7.2 Yahoo shall use reasonable commercial efforts to deliver such Page Views as follows: [*] Page Views of the Ashford Button; [*] Page Views of the Ashford Banner; and [*] Page Views of the Ashford Front Page Promotion. Notwithstanding the foregoing, Yahoo's Page View obligations are with respect to the program as a whole as set forth in Section 7.1 above and Yahoo shall not be in breach of this Agreement for failure to deliver the specific number of Page Views in any of the areas set forth in this Section 7.2.

         7.3 In the event that Yahoo fails to deliver [*] or less of (i.e. delivers [*] or more of) the number of Page Views referred to in
              Section 7.1 at the expiration of the Term, Yahoo will "make good" the shortfall [*] after the end of the Term by extending its obligations under Sections 2, 3 and 6 in the areas of the Yahoo Main Site set forth therein (or similar mutually agreed upon inventory) beyond the end of the Term until such Page View obligation is satisfied. The provisions set forth in this Section
              7.3 set forth the entire liability of Yahoo, and Ashford's sole remedy, for Yahoo's breach of its Page View obligations set forth in this Section 7.

         7.4 Throughout the Term, Yahoo shall provide Ashford access to an electronic database that describes Yahoo's calculation of the Page Views delivered during the Term. The database will be updated according to Yahoo's standard updating procedures.


COMPENSATION.

         8.1 Slotting Fee. In consideration of Yahoo's performance and obligations as set forth herein, Ashford will pay Yahoo a non-refundable slotting fee equal to two million dollars ($2,000,000). Such fee shall be paid to Yahoo on the dates set forth below with the first payment designated as a set up fee for the design, consultation and development of the Ashford Links.



                  a)       Payment           Date
                  --------------------------------------------------------
                  b)       [*]               [*]


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                  c)       [*]               [*]
                  d)       [*]               [*]
                  e)       [*]               [*]
                  f)       [*]               [*]


         8.2 Payment Information. All payments herein are non-refundable and non-creditable (except as provided in Section 9.3(b)) and shall be made by Ashford via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit C.

         8.3 Late Payments. Any portion of the above payments which has not been paid to Yahoo within [*] days of the dates set forth above shall bear interest at the greater of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by Ashford to make the payments specified in Sections 8.1 on the dates set forth therein shall constitute a material breach of this Agreement.


TERMINATION.

         9.1 Term. This Agreement shall commence upon the Effective Date and, unless terminated as provided herein, shall remain in effect for the Term.

         9.2 Termination by Either Party with Cause. This Agreement may be terminated at any time by either party: (i) immediately upon written notice if the other party: (a) is declared insolvent; (b) files a petition in bankruptcy; or (c) makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (ten
              (10) days in the case of a failure to pay), which breach is not remedied within such notice period. In the event that Yahoo provides a notice of termination under clause (ii) above, Yahoo shall have the right to suspend its performance under this Agreement for the notice period unless and until the breach is fully remedied by Ashford prior to the expiration of the notice period.

         9.3  Termination by Yahoo.

              a) Yahoo may terminate this Agreement upon forty-five (45) days written notice to Ashford if (i) at any time during the Term Yahoo reasonably determines that Ashford Site is not fully operational with support for conducting on-line sales of Fashion Accessories Products, or (ii) at any time during the Term after October 1, 1999, Yahoo reasonably determines that the Ashford Site is no longer one of the top five (5) sites for the on-line sale of Fashion Accessories Products (as determined, to the extent practical, over a reasonable period of time, by an independent, qualified and industry-recognized third party based on the quantity and quality of customers and product offerings).

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              b)   In the event of a termination of this Agreement by Yahoo
                   pursuant to Section 9.3(a) or Section 14.5: (i) Ashford's payment obligations after the effective date of such termination (the "Section 9.3(a) Termination Date") shall cease; and (ii) Yahoo shall continue providing the promotions set forth in this Agreement until the value of such promotions equal the amount of any payments already made by Ashford through the Section 9.3(a) Termination Date, less the value of promotions already delivered by Yahoo through the
                   Section 9.3(a) Termination Date. For the purposes of this
                   Section 9.3(b), the value of all promotions described in clause (ii) of this Section 9.3(b) shall be calculated at the same rate and discounts as the promotions described in Sections 2, 3 and 4 of this Agreement. Any promotions delivered by Yahoo pursuant to this Section 9.3(b) shall be substantially similar to the promotions contemplated under this Agreement unless otherwise mutually agreed upon by the parties. Yahoo agrees that any promotions subject to this
                   Section 9.3(b) shall be delivered within four (4) month of the Section 9.3(a) Termination Date.

         9.4 Survival. The provisions of Sections 1, 7.3, 8, 9.3(b) and 10 through 14 and this 9.4 shall survive expiration or termination of this Agreement; provided that, Ashford's payment obligations set forth in Section 8.1 shall not survive a proper termination of this Agreement: (i) by Ashford pursuant to Section 9.2; or (ii) by Yahoo pursuant to Section 9.3(a) or 14.5.

CONFIDENTIAL INFORMATION AND PUBLICITY.

         10.1 Terms and Conditions. The terms and conditions of this Agreement shall be considered confidential and shall not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. Neither party shall make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent. If this Agreement or any of its terms must be disclosed under any law, rule or regulation, the disclosing party shall (i) give written notice of the intended disclosure to the other party at least five (5) days in advance of the date of disclosure, (ii) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations, and (iii) submit a request, to be agreed upon by Yahoo, that such portions and other provisions of this Agreement requested by Yahoo receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

         10.2 Publicity. Any and all publicity relating to this Agreement and subsequent transactions between Yahoo and Ashford and the method of its release shall be approved in advance of the release, in writing, by both Yahoo and Ashford. Subject to the pre-approval restrictions of this Section 10.2, the parties agree that Ashford may issue a press release relating to this Agreement.


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         10.3 Nondisclosure Agreement. Yahoo and Ashford acknowledge and agree that the Mutual Nondisclosure Agreement terms attached as Exhibit F, shall be incorporated by reference and made a part of this Agreement, and shall govern the use and disclosure of information and all discussions pertaining to or leading to this Agreement.

         10.4 User Data. All information and data provided to Yahoo by users of the Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties shall be retained by and owned solely by Yahoo. All information and data provided to Ashford on the Ashford Site or otherwise collected by Ashford relating to user activity on the Ashford Site shall be retained by and owned solely by Ashford. Each party agrees to use any personally identifying user information only as authorized by the user and shall not disclose, sell, license or otherwise transfer any such user information to any third party without the consent of the user or use the user information for the transmission of "junk mail," "spam," or any other unsolicited mass distribution of information.

         10.5 Privacy of User Information. Ashford shall ensure that all information provided by users of the Ashford Site is maintained, accessed and transmitted in a secure environment and in compliance with industry standard security specifications. Further, Ashford shall provide a link to its privacy policy regarding the protection of user data on those pages of the Ashford Site where the user is requested to provide personal or financial information.


INDEMNIFICATION.

         11.1 Ashford, at its own expense, will indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and affiliates, against any third party claim, suit, action, or other proceeding brought against Yahoo based on or arising from a claim any Ashford Brand Feature, any material, product or service produced, distributed, offered or provided by Ashford, or any material presented on the Ashford Site, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, or that otherwise violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; provided, however, that in any such case:
              (x) Yahoo provides Ashford with prompt notice of any such claim;
              (y) Yahoo permits Ashford to assume sole control over the defense or settlement of such action upon Ashford's written notice to Yahoo of its intention to indemnify; and (z) upon Ashford's written request, and at no expense to Yahoo, Yahoo will provide to Ashford all available information and assistance necessary for Ashford to defend and settle such claim. Ashford will not enter into any settlement or compromise


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              of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent, which shall not unreasonably be withheld. Ashford will pay any and all costs, damages, and expenses (including, but not limited to, reasonable attorneys' fees and costs awarded against Yahoo) incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding.

         11.2 Yahoo, at its own expense, will indemnify, defend and hold harmless Ashford and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Ashford based on or arising from a claim that any Yahoo Brand Feature infringes in any manner any [*]; provided, however, that in any such case: (x) Ashford provides Yahoo with prompt notice of any such claim; (y) Ashford permits Yahoo to assume sole control over the defense and settlement of such action upon Yahoo's written notice to Ashford of its intention to indemnify; and (z) upon Yahoo's written request, and at no expense to Ashford, Ashford will provide to Yahoo all available information and assistance necessary for Yahoo to defend and settle such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Ashford, without Ashford's prior written consent, which shall not unreasonably be withheld. Yahoo will pay any and all costs, damages, and expenses, (including, but not limited to, reasonable attorneys' fees and costs awarded against Ashford) incurred by Ashford in connection with or arising from any such claim, suit, action or proceeding.


LIMITATION OF LIABILITY.

         12.1 EXCEPT AS PROVIDED IN SECTION 11, UNDER NO CIRCUMSTANCES SHALL ASHFORD, YAHOO, OR ANY AFFILIATE BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

INSURANCE.

         13.1 Ashford agrees that it will maintain insurance with a carrier that is reasonably acceptable to Yahoo and with coverage for commercial general liability and errors and omissions of at least [*] per occurrence. Ashford will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of the Effective Date. Such insurance policy shall not be cancelled or modified in a manner which makes such policy non-compliant with this Section 13.1 without Yahoo's prior written consent.

GENERAL PROVISIONS.

         14.1 Independent Contractors. It is the intention of Yahoo and Ashford that Yahoo and Ashford are, and shall be deemed to be, independent contractors with

         Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.


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              respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and Ashford.

         14.2 Entire Agreement. This Agreement, together with all Exhibits hereto, represents the entire agreement between Yahoo and Ashford with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written, including without limitation the Letter of Agreement executed on or about June 1, 1999, between Yahoo and Ashford. The parties acknowledge and agree that this Agreement shall have no effect on the February 1999 Agreement and the February 1999 Agreement shall remain in full force and effect.

         14.3 Amendment and Waiver. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

         14.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

         14.5 Successors and Assigns. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity that acquires substantially all of the stock or assets of a party to this Agreement; provided that if the non-assigning party determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a competitor of the non-assigning party, the non-assigning party can terminate this Agreement for convenience at any time after such an assignment. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

         14.6 Force Majeure. Neither party shall be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

         14.7 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by facsimile or Electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420


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               Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301
               Attention: Vice President (e-mail: [*]), with a copy to its General Counsel (e-mail: [*]), and if to Ashford at the physical or electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

         14.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         14.9 Sole Responsibility. Ashford will remain solely responsible for the operation of the Ashford Site, and Yahoo will remain solely responsible for the operation of the Yahoo Main Site. Each party:
               (a) acknowledges that the Ashford Site and the Yahoo Main Site may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective internet-based service.

         14.10 Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

         14.11 Authority. Each of Yahoo and Ashford represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

         14.12 Attorneys Fees. The prevailing party in any action to enforce this Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.

                            [Signature page follows]


         Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.


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     This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.



YAHOO! INC.                                    ASHFORD.COM



By:  _____________________                     By:  ________________________


Name:  ___________________                     Name:  ______________________

Title: ___________________                     Title: ______________________

Attn: VP, Business Development                 Attn: VP, Business Development
3420 Central Expressway                        3800 Buffalo Speedway, Suite 400
Santa Clara, CA 95051                          Houston, TX 77098
Tel.:  (408) 731-3300                          Tel: 713-369-1300
Fax:  [*]                                      Fax:  713-629-5631
e-mail:  [*]                                   email: jgerber@ashford.com


         Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.


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                                    EXHIBIT A

Ashford Banner Keywords:
-----------------------
[*]



Ashford Banner Categories:
-------------------------
[*]


Ashford Button Keywords:
-----------------------
[*]



Ashford Button Categories:
-------------------------
[*]



Dates for the Ashford Front Page Promotions: [*] through [*]; [*] through [*]; and [*] through [*] or other dates as mutually agreed by the parties.

         Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.



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                                    EXHIBIT B
                              (ATTACH SCREEN SHOTS)


















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                                    EXHIBIT C
                           Wire Transfer Instructions

Yahoo's Bank Information:

Institution Name:                   [*]
Institution Address:                [*]
ABA:                                [*]
Beneficiary Name:                   [*]
Beneficiary Account Number:         [*]


         Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.




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                                    EXHIBIT D
                         Front Page Promotion Guidelines

The Front Page Promotion shall be in the form of a banner advertisement and subsequent promotion pages, and shall have the following specifications and characteristics (references to the "sponsor" apply to the advertiser on whose behalf the front page promotion is run).

Banner Specifications:

Size:  230 pixels wide by 33 pixels high.  File size must not exceed 3k.

The banner can animate for a period of not more than 6 seconds. No endless looping is permitted.

For a 14 day promotion campaign, the sponsor may run up to 6 different banners that will rotate equally.

Background Color: Backgrounds which are not transparent must have a color(s) which are using a HSB color space, between 0% and 50% in saturation, and between 50% and 80% in brightness. The hue may be any value. Yahoo reserves the right to define the portions of a submitted image that comprises the background. Transparent backgrounds are permitted.

All banners are subject to aesthetic and content approval by Yahoo. All artwork must be submitted to Yahoo at least five (5) business days prior to the promotion's launch date. Yahoo reserves the right to review, reject or modify any part of any creative at its sole discretion. The sponsor shall ensure that their promotion complies in all respects with applicable laws and regulations. The sponsor expressly understands and agrees that the approval of the official rules for any promotion by Yahoo shall not constitute an opinion as to the legal appropriateness or adequacy of such rules or their manner of use.

Sweepstakes Prizes: Yahoo requires that front page promotion sponsors provide a prize package of a minimum retail value. Values for different types of front page promotions are set forth below.

Type of Promotion:
                                     Prize Package Minimum
   Front Page  Banner                       $10,000
   Front Page Text                          $10,000

   Prize values for multi-sponsored promotions vary.


Sponsor is responsible for all shipping/handling charges and any other expenses associated with prize fulfillment.


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Sponsor is responsible for sending 1099 notifications to the promotion winners and the IRS.

Sponsor shall deliver prizes to winning contestant within six (6) weeks of the promotion's conclusion.


Sponsor hosted promotions.
-------------------------

A standard promotion hosted by the sponsor shall consist of the following:

Banner(s) or text links on a Yahoo hosted page that link to the sponsor hosted promotion jump page.

A jump page consisting of promotion graphics, client graphics, copy/content and contest description.

A rules page consisting of official rules that govern the promotion.

An entry form page consisting of promotion graphics and the entry form. The entry form shall include the following disclaimer located directly next to the "submit" button.

(Sponsor's Name) is solely responsible for the use of this information.

A thank you page consisting of graphics and text.

Total size of all graphics on each promotion page must be less than 35K. This is to optimize loading times for contestants and to reduce the amount of people that turn away from the promotion before the page loads.

If sponsor host's the promotion, sponsor further agrees to the following:
To allow Yahoo engineers to run a stress test program to test the sponsor's server(s) capacity. A mutually agreed upon time will be arranged with sponsor to run this test program, which simulates the traffic level that can be expected from a front page promotion. Sponsor shall make necessary modifications to its server capacity so that it will pass such test prior to the start date of the promotion.

Submit promotion URLs at least five (5) business days prior to the starting date of the promotion for Yahoo final approval (which may include Yahoo required modifications to the promotion).

Sponsor may not post any contest page until it receives final approval of the entire page from Yahoo.

Consistent with its privacy policy, Yahoo reserves the right to access all aggregate information captured on entry form submissions through the promotion. Sponsor agrees to provide such


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information to Yahoo immediately upon Yahoo's request. Yahoo's use of this information will in all cases in accordance with its privacy policy.

Traffic sent to sponsor home page.
---------------------------------

In order to send traffic from the promotional banner on Yahoo directly to a sponsor's home page instead of a jump page, the following requirements must be met, with no exceptions:

Sponsor agrees to create a customized prominent graphic dedicated to prize/contest details to be displayed on sponsor's home page. Such graphic shall always be above the fold of the sponsor's home page and link directly to the sweepstakes page/entry form.

Total pixel area of the graphic must be at least 28,080 k or the equivalent of a 468x60 banner.

All artwork/creative must be submitted to Yahoo at least five (5) business days prior to the promotion's start date.

Yahoo reserves the right to review, reject or modify any part of any creative at its sole discretion.

Sponsor shall be responsible for the design, layout, posting and maintenance of the promotion pages.

Sponsor shall operate the contest on computers and network hardware under its ownership or control.


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                                    EXHIBIT E
                     Treasure Hunt Promotion Specifications


YAHOO! TREASURE HUNT: MATERIALS SPECS AND DUE DATES

Note: This is a general overview of the promotion's ad specs. When your insertion order is completed, you will receive a customized version with the game icon (gif) attached.

Welcome to Yahoo!'s Treasure Hunt! Please take a few minutes to review this information, which details all the program basics.

CLIENT DELIVERABLES
Note: All deliverables are DUE EVERY FRIDAY, 12:00 PM EST. New campaigns "go live" every Wednesday.

OFFER PAGE URL
Yahoo! has final approval on all client creative submitted. If file size and creative does not meet Yahoo! specifications, we reserve the right to reject any/all deliverables.

Offer pages are client specific and client hosted (your opportunity put a specific offer in front of your audience). These pages are linked with game pages and will include a "Win It" sweepstakes button which users click on to continue through Treasure Hunt. These pages may contain email address opt-in forms, software download capabilities, or links to other sites. OFFER PAGES MUST NOT EXCEED 30K TO OPTIMIZE YAHOO!'S FAST PAGE LOADING STANDARDS. Include target = "top" in the href tag if you have a framed site.

[YAHOO! BUTTON]

Note: every offer page must include this button. If the button does not appear on the offer page, Yahoo! will remove the page until the button is included.

Your redirect URL for the button will be assigned to you when your completed insertion order is received.

BANNER
468 x 60 -- 12k max., no looping and maximum 6 second animation. This will be served after a player has seen your site and clicked on the entry button. HTML banners are not allowed. The banner only re-directs back to your offer page (not your Web site).

[Note: We do not report impressions or banner click-through rates from banners. The emphasis of the banner is to provide supplemental branding and stimulate opt-ins.]


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OPT-IN OFFER
Maximum 50 characters. This will appear under your banner and must clearly indicate what the player is signing up for (i.e. "Yes, I want more information on space age widgets!"). Every week, you will receive a list of the e-mail addresses of players who checked the box next to your OPT-IN offer. If players request to be removed from this list, you will be responsible for removing them once the list is in your possession.

EMAIL INSERTS (RESTRICTED TO CERTAIN PACKAGES)
Promotion focused e-mail messaging is sent once per week on Wednesday and includes scoring information and 1-3 sponsor messages. Multi-sponsor e-mail messages are 30 words long and placed in the center of the message.

Click-throughs from email inserts will be included in the following week's report to sponsors.

REPORTING:
Once per week, Yahoo! will send you a report that includes:

o      # of clicks delivered per offer page (broken down by day)
o The number of email inserts sent and click-through statistics from the email inserts (if applicable)

Twice per month, Yahoo! will send you a report that includes:

o The list of the opt-in email addresses. Opt-ins will be reported distinctly by landing page.

TERMS AND CONDITIONS
BANNERS ON TREASURE HUNT

The banners on Treasure Hunt game pages provide supplemental branding and create an opt-in email list for sponsors. Restrictions include:

o Banners must link back to the offer page within Treasure Hunt. These banners cannot link to other pages within sponsors' sites.
o Impressions and click-throughs from banners are not reported separately, nor can multiple banners be rotated. One banner follows each sponsor offer page.
o      Third party ad banner serving is not allowed
o Clients may submit new offer page/banner pairs each week with the same deliverable timeline as stated above.

MULTIPLE OFFER PAGE RULES
The number of offer pages scheduled to run must be clearly outlined in the Insertion Order. If sponsors want to run multiple pages simultaneously, they must spend at least $5,000 per page (For example, to run three pages simultaneously, they will need to spend $15,000).

The number of clicks that we will deliver per offer page will be roughly equal to the total clicks on the Insertion Order divided by the number of offer pages. However, these are estimates and some variation is likely to occur.


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BACK BUTTON
The back button on sponsors' offer pages must be enabled. However, there is no back button requirement for any pages deeper in sponsors' sites.

BROWSER SPAWNING
The offer page is not permitted to spawn a new browser window when users click back into the promotion.

INTERSTITIAL
Sponsor interstitial between offer pages and game pages are not permitted.

Competitive advertising
Offer pages may not feature banner ads from Yahoo's online portal competitors.

SPECIAL REQUIREMENTS FOR THE "WELCOME" PAGE ON TREASURE HUNT
Sponsors can purchase clicks to the first page of the Treasure Hunt promotion. This high-profile page guarantees approximately 100% unique users. However, the following restrictions apply:

o Unlike other offer pages in Treasure Hunt, all offers on the Welcome page are hosted by Yahoo! (including graphics). The sponsor must provide the basic HTML and graphics to Yahoo! and Yahoo! will re-purpose the material to fit within the space and page size requirements.
o      Graphics and HTML are limited to 20K and 500 pixels in width.
o      Banner ads do not follow the Welcome page.
o Sponsors cannot put an email opt-in field in the Welcome page (or any other type of form). Users must link to an email opt-in form.
o The Welcome page only provides general traffic; sponsors cannot reach targeted selects from this page.
o      Creative materials must be received 2 weeks before the launch date.
o The Insertion Order must specifically mention that the creative will run on the Welcome Page.

CONTACTS FOR QUESTIONS AND COMMENTS:
Questions about ad specifications go directly to:
Mike Campos, Promotions Coordinator
mikec@yahoo-inc.com
(408) 530-5417


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                                    EXHIBIT F
                      MUTUAL NONDISCLOSURE AGREEMENT TERMS


         1. "Confidential Information" is that confidential, proprietary, and trade secret information being disclosed by the disclosing party pursuant to this Agreement.

         2. Except as set forth in this Section 2, all Confidential Information shall be in tangible form and shall be marked as Confidential or proprietary information of the disclosing party. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure.

         3. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party and any purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those set forth in this Exhibit D.

          4. There shall be no liability for disclosure or use of Confidential Information which is (a) in the public domain through no fault of the receiving party (b) rightfully received from a third party without any obligation of confidentiality, (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party,
(d) independently developed by the receiving party (e) generally made available to third parties without any restriction on disclosure, or (f) communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement (provided that the party so disclosing has provided the other party with a reasonable opportunity to seek protective legal treatment for such Confidential Information).

         5. Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

         6. Each of the parties agrees that it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party unless otherwise specified in writing by the disclosing party.

         7. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are


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designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.

         8. This terms set forth in this Exhibit D shall govern all communications between the parties that are made during the period from the Effective Date to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Sections 2 and 3 with respect to Confidential Information of the other party which it has previously received shall continue unless and until such Confidential Information falls within
Section 4. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.


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                                    EXHIBIT G
                               ASHFORD COMPETITORS
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COMPANY                                   WEBSITE
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         Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.



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                                    EXHIBIT H
                           TRADEMARK USAGE GUIDELINES

         1. General. All Yahoo Brand Features will be used only as explicitly licensed by Yahoo, and only under the terms and conditions and for the purposes described in such license. The other party to such license shall herein be referred to as the "Licensee". All such uses shall be in a manner consistent with the following guidelines.

         2. Appearance of Logos. The Licensee shall ensure that the presentation of the Yahoo Brand Features shall be consistent with Yahoo's own use of the Yahoo Brand Features in comparable media.

         3. Notices. All trademarks and service marks included in the Yahoo Brand Features shall be designated with "SM", "TM" or "(R)", in the manner directed by Yahoo.

         4. Appearance. From time to time during the term of the license, Yahoo may provide the Licensee with guidelines for the size, typeface, colors and other graphic characteristics of the Yahoo Brand Features, which upon delivery to the Licensee shall be deemed to be incorporated into these "Yahoo Trademark Usage Guidelines".

         5. Restrictions Upon Use. The Yahoo Brand Features shall not be presented or used:

            A. in a manner that could be reasonably interpreted to suggest editorial content has been authored by, or represents the views or opinions of, Yahoo or any Yahoo personnel;

            B. in a manner that is misleading, defamatory, libelous, obscene or otherwise objectionable, in Yahoo's reasonable opinion;

            C. in a way that infringes, derogates, dilutes or impairs the rights of Yahoo in the Yahoo Brand Features;

            D. as part of a name of a product or service of a company other than Yahoo, except as expressly provided in a written agreement by Yahoo.

         6. Nonexclusive Remedy. The Licensee will make any changes to its use of the Yahoo Brand Features as requested by Yahoo. The foregoing remedy shall be in addition to any other legal and equitable rights that Yahoo may possess relating to Licensee's use of the Yahoo Brand Features.

         7. Revisions. These Guidelines may be modified at any time by Yahoo upon written notice to the Licensee.


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